Exhibit 31.1

CERTIFICATION

I, Jonathan Steinberg, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of WisdomTree Investments, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Jonathan Steinberg
Jonathan Steinberg
Chief Executive Officer
(Principal Executive Officer)

Date: August 11, 2020